================================================================================


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               FORM 8-K/A NO. 1


                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                               AUGUST 29, 1996
               Date of Report (Date of earliest event reported)



                         NATIONAL ENERGY GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                    0-19136                     58-1922764
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)             Identification No.)



                      4925 GREENVILLE AVENUE, SUITE 1400
                             DALLAS, TEXAS 75206
            (Address of principal executive offices and zip code)





                                (214) 692-9211
                       (Registrant's telephone number,
                             including area code)

================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (a)    Financial Statements of Business Acquired

              The following financial statements included in the Proxy Statement filed with the Commission, as part of, or in conjunction with, the Registration Statement on Form S-4 (Registration No. 333-9045), as amended, originally filed with the Commission on July 29, 1996, and declared effective on August 8, 1996, are incorporated herein by reference:

                                                                       PAGE NUMBERS IN THE
                                                                   PROXY STATEMENT/PROSPECTUS
                                                                   --------------------------
              Audited consolidated balance sheets of Alexander
              Energy Corporation as of December 31, 1994 and
              1995 and the related consolidated statements of
              operations, stockholders' equity and cash flows
              for each of the three years and the period ended
              December 31, 1995  . . . . . . . . . . . . . .            Pages F-31 through F-53

              The following financial statements included in the Quarterly Report on Form 10-Q of Alexander Energy Corporation, for the quarter ended June 30, 1996 filed with the Commission on August 14, 1996, are incorporated herein by reference:

                                                                       PAGE NUMBERS IN THE
                                                                  QUARTERLY REPORT ON FORM 10-Q
                                                                  -----------------------------
              Unaudited condensed consolidated balance sheet of
              Alexander Energy Corporation as of June 30, 1996,
              and the related unaudited condensed consolidated
              statements of operations for the three and six-
              month periods ended June 30, 1995 and 1996 and
              the unaudited condensed consolidated statements
              of cash flows for the six-month periods ended
              June 30, 1995 and 1996 . . . . . . . . . . . . .           Pages 1 through 4

       (b)    Pro Forma Financial Information

              The following pro forma combined condensed financial statements of the Company are attached to this Current Report on Form 8-K/A No. 1 on page numbers F-1 through F-10 and are incorporated herein by reference: Unaudited pro forma combined condensed statements of operations of National Energy Group, Inc. for the year ended December 31, 1995 and the six-month periods ended June 30, 1995 and 1996 and the unaudited pro forma combined condensed balance sheet of National Energy Group, Inc. as of June 30, 1996.

       (c)    Exhibits

              The following materials are filed as exhibits to this Current Report on Form 8-K/A No. 1:

       EXHIBIT
       NUMBER                      DESCRIPTION OF EXHIBIT
       ------                      ----------------------
       2.1           Agreement and Plan of Merger dated as of June 6, 1996 by
                     and among the Registrant, NEG-OK and Alexander(1)

       2.2 First Amendment to Agreement and Plan of Merger dated as of June 20, 1996 by and among the Registrant, NEG-OK and Alexander(1)

       2.3 Mutual Waiver Agreement dated as of August 29, 1996 by and among the Registrant, NEG-OK and Alexander(2)

       3.1 Certificate of Incorporation of the Registrant, which includes the Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on November 20, 1990(3), the Certificate of Elimination of the Redeemable Convertible Preferred Stock, Series A of the Registrant, filed with the office of the Secretary of State of the State of Delaware on June 2, 1994(2), the
                     Certificate of Amendment of Certificate of Incorporation of the Registrant, filed herewith as Exhibit 3.2, the Certificate of Designations of the Registrant of 10%
                     Cumulative Convertible Preferred Stock, Series B(4), the
                     Certificate of Designations of the Registrant of 10- 1/2%
                     Cumulative Convertible Preferred Stock, Series C(5), the
                     Certificate of Designations of the Registrant of Convertible Preferred Stock, Series D, filed herewith as
                     Exhibit 4.1, and the Certificate of Designations of the Registrant of Convertible Preferred Stock, Series E, filed herewith as Exhibit 4.2

       3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the office of the Secretary of State of the State of Delaware on August 29, 1996(2)

       4.1 Certificate of Designations of the Registrant of Convertible Preferred Stock, Series D(2)

       4.2 Certificate of Designations of the Registrant of Convertible Preferred Stock, Series E(2)

       4.3 Note Agreement dated as of April 25, 1989, by and among AEJH 1989 Limited Partnership, Alexander and John Hancock
                     Mutual Life Insurance (10 1/2% Senior Secured Notes)(6)

       4.4           Letter dated August 29, 1996 between Alexander and John
                     Hancock Mutual Life Insurance Company relating to the payment of the 1989 Notes(2)

       4.5           Specimen Common Stock Certificate(7)

       10.29         Prudential Securities Incorporated Warrant to purchase
                     100,000 Shares of Common Stock, dated August 29, 1996(2)

       10.30         Gaines Berland, Inc. Warrant to purchase 300,000 Shares of
                     Common Stock, dated August 29, 1996(2)

       10.31         Gaines Berland, Inc. Warrant to purchase 700,000 Shares of
                     Common Stock, dated August 29, 1996(2)

       10.34         Stock Purchase Agreement dated August 7, 1996 between the
                     Registrant and High River Limited Partnership(1)

       10.35         High River Limited Partnership Warrant to purchase 700,000
                     Shares of Common Stock, dated August 29, 1996(2)

       10.36 Stock Purchase Agreement dated as of August 26, 1996, between the Registrant and Foremost Insurance Company,
                     Arbco Associates, L.P., Kayne, Anderson Nontraditional
                     Investments L.P., Offense Group Associates, L.P., Topa
                     Insurance Company and Kayne, Anderson Offshore Limited
                     (the "Series E Investors")(2)

       10.37 Form of Series E Investors' Warrants to purchase an aggregate 350,000 Shares of Common Stock, dated August 29,
                     1996(2)

       10.38 Agreement dated as of August 29, 1996 by and between the Registrant and Prudential Securities Incorporated(2)

       10.39 Certificate of Merger with respect to the merger of Alexander with and into NEG-OK, filed with the offices of the Secretary of State of the State of Delaware and the Secretary of State of the State of Oklahoma on August 29,
                     1996(2)

       10.40         Restated Loan Agreement dated August 29, 1996 among Bank
                     One and Credit Lyonnais and the Registrant, NEG-OK and
                     Boomer(2)

       10.41 $50,000,000 Revolving Note dated August 29, 1996 payable to Bank One(2)

       10.42 $50,000,000 Revolving Note dated August 29, 1996 payable to Credit Lyonnais(2)

       10.43         $2,500,000 Term Note dated August 29, 1996 payable to Bank
                     One(2)

       10.44         $2,500,000 Term Note dated August 29, 1996 payable to
                     Credit Lyonnais(2)

       10.45 Unlimited Guaranty of NEG-OK dated August 29, 1996 for the benefit of Bank One(2)

       10.46 Unlimited Guaranty of NEG-OK, dated August 29, 1996 for the benefit of Credit Lyonnais(2)

       10.47 Unlimited Guaranty of Boomer dated August 29, 1996 for the benefit of Bank One(2)

       10.48 Unlimited Guaranty of Boomer dated August 29, 1996 for the benefit of Credit Lyonnais(2)

       10.49         Form of Deeds of Trust, Mortgages, Security Agreements,
                     Assignments of Production and Financing Statements covering oil and gas properties of the Registrant and NEG-OK, dated August 29, 1996(2)

       10.50 Sale and Purchase Agreement dated September 26, 1994 by and among JMC Exploration, Inc., Ted Bowman, Chris Webb and John Abrahamson and Alexander(8)

       10.51         First Amendment to Sale and Purchase Agreement dated
                     October 26, 1994 by and among JMC Exploration, Inc., Ted
                     Bowman, Chris Webb and John Abrahamson and Alexander(8)

       10.52         Alexander Energy Corporation 1986 Incentive Stock Option
                     Plan, as amended(9)

       10.53         Alexander Energy Corporation 1993 Stock Option Plan(10)

       10.54         Agreement of Limited Partnership of AEJH 1985 Limited
                     Partnership by and between Alexander and John Hancock
                     Mutual Life Insurance Company, together with all amendments thereto(11)

       10.55         Agreement of Limited Partnership of AEJH 1987 Limited
                     Partnership by and between Alexander and John Hancock
                     Mutual Life Insurance Company, together with all amendments thereto(11)

       10.56         Agreement of Limited Partnership of AEJH 1989 Limited
                     Partnership by and between Alexander and John Hancock
                     Mutual Life Insurance Company dated April 25, 1989(6)

       10.57         Limited Partnership Agreement of Energy and Environmental
                     Services Limited Partnership dated May 15, 1991 by and between Energy and Environmental Services, Inc., as general partner, and Alexander Energy Corporation and REP, Inc., as limited partners(11)

       10.58         Warrant Purchase Agreement among Alexander, Hanifen,
                     Imhoff Inc. and The Principal/Eppler, Guerin & Turner,
                     Inc.(12)

       10.59         Purchase Option Agreement (warrants) between ANEC and
                     Gaines, Berland, Inc. dated September 14, 1993(6)

       10.60 Form of Special Severance Agreements between Alexander and the technical support staff of Alexander, currently in effect between NEG-OK and Cyndy Burris and John
                     Christofferson, respectively(6)

       10.61         Separation Policy of Alexander dated December 8, 1994(6)

       23.1          Consent of Ernst & Young LLP, independent auditors(2)

       23.2 Consent of Coopers & Lybrand L.L.P., independent accountants(2)


- ---------------
(1) Incorporated by reference to the Registrant's Amendment No. 1 to Registration Statement on Form S-4 (No. 333- 9045), dated August 7, 1996.

(2) Previously filed with the Registrant's Current Report on Form 8-K, which this Form 8-K/A No. 1 amends.

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-38331), dated April 23, 1991.

(4) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated June 17, 1994.

(5) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated July 17, 1995.

(6) Incorporated by reference to Alexander's Form 10-K for the fiscal year ended December 31, 1994.

(7)    Filed herewith.

(8) Incorporated by reference to Alexander's Current Report on Form 8-K, dated November 14, 1994.

(9) Incorporated by reference to Alexander's Registration Statement (No. 33-20425), dated March 22, 1988.

(10) Incorporated by reference to Alexander's Proxy Statement for the 1993 Annual Meeting of Stockholders.

(11) Incorporated by reference to Alexander's Form 10-K for the fiscal year ended December 31, 1991.

(12) Incorporated by reference to Alexander's Amendment No. 1 to Registration Statement (No. 33-57142), dated February 26, 1993.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NATIONAL ENERGY GROUP, INC.


                                        By:  /s/ Miles D. Bender
                                           ------------------------------------
                                           Miles D. Bender, President and Chief
                                             Executive Officer
Date:  September 27, 1996

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The accompanying pro forma combined condensed financial statements reflect the historical financial position and results of operations of the Company adjusted for certain historical acquisitions of the Company using the purchase method of accounting, including the Merger and related transactions (the Equity Private Placement and borrowings under the New Credit Facility to refinance certain indebtedness of the Company and NEG-OK). The pro forma combined condensed financial statements are based on the historical financial statements of the Company and NEG-OK included in the Annual Reports on Form 10-K for the year ended December 31, 1995 and Quarterly Reports on Form 10-Q for the quarter ended June 30, 1996 of the Company and NEG-OK, respectively and the historical statements of operating revenues and direct operating expenses of certain oil and gas properties previously acquired by the Company (the "NEG Acquisitions") included in the Company's Current Reports on Form 8-K and Form 8-K/A dated June 30, 1995.

     The Pro Forma Combined Condensed Balance Sheet as of June 30, 1996 assumes the Merger and related transactions had been consummated on that date. The Pro Forma Combined Condensed Statements of Operations for the six months ended June 30, 1995 and 1996 and the year ended December 31, 1995 have been prepared assuming the Merger and related transactions had been consummated on January 1, 1995. The Pro Forma Combined Condensed Statements of Operations for the six months ended June 30, 1995 and for the year ended December 31, 1995, have been prepared with additional pro forma adjustments for the NEG Acquisitions, assuming such acquisitions had been consummated on January 1, 1995.

     The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The pro forma combined condensed financial statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period. These pro forma combined condensed financial statements and notes thereto should be read in conjunction with the historical financial statements and notes thereto described above.

                          NATIONAL ENERGY GROUP, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                     NEG ACQUISITIONS
                                                                                        -------------------------------------------
                                                                                            MUSTANG        OAK HILL        ENRON
                                                                                        ISLAND INTEREST    INTEREST      INTEREST
                                                                                         THREE MONTHS     FIVE MONTHS   FIVE MONTHS
                                                                              NEG       ENDED MARCH 31,    ENDED MAY     ENDED MAY
                                                                           HISTORICAL        1995          31, 1995      31, 1995
                                                                           ----------   ---------------   -----------   -----------
Revenues:
  Oil and gas sales.......................................................   $ 7,858          $127            $868          $401
  Well operator and management fees:
    Related parties.......................................................        --            --              --            --
    Others................................................................        --            --              --            --
                                                                             -------          ----            ----          ----
                                                                               7,858           127             868           401
Cost and expenses:
  Lease operating.........................................................     1,732            57             212           145
  Oil and gas production taxes............................................       416             7               3            30
  Depreciation, depletion, and amortization...............................     3,149            --              --            --
  Provision for impairment of oil and gas properties......................        --            --              --            --
  Abandoned merger and note offering expenses.............................        --            --              --            --
  General and administrative..............................................     1,635            --              --            --
                                                                             -------          ----            ----          ----
                                                                               6,932            64             215           175
                                                                             -------          ----            ----          ----
Operating income (loss)...................................................       926            63             653           226
Interest expense:
  Stockholder.............................................................        --            --              --            --
  Others..................................................................    (1,032)           --              --            --
Gain (loss) on securities.................................................       221            --              --            --
Interest income and other.................................................        91            --              --            --
                                                                             -------          ----            ----          ----
Income (loss) before income taxes and extraordinary item..................       206            63             653           226
Income tax benefit........................................................        --            --              --            --
                                                                             -------          ----            ----          ----
Income (loss) before extraordinary item...................................   $   206          $ 63            $653          $226
                                                                             =======          ====            ====          ====
Loss per common share before extraordinary item...........................   $ (0.05)
                                                                             =======
Weighted average number of common and common equivalent shares
  outstanding.............................................................    10,702
                                                                             =======


                                                                                                                     PRO FORMA
                                                                                                                    ADJUSTMENTS
                                                                                                                   FOR THE MERGER
                                                                             PRO FORMA       NEG        NEG-OK      AND RELATED
                                                                            ADJUSTMENTS   PRO FORMA   HISTORICAL    TRANSACTIONS
                                                                            -----------   ---------   ----------   --------------
Revenues:
  Oil and gas sales.......................................................    $    --      $ 9,254      $16,599        $   158(4)
  Well operator and management fees:
    Related parties.......................................................         --           --          308             --
    Others................................................................         --           --        2,334            137(7)
                                                                              -------      -------      -------        -------
                                                                                   --        9,254       19,241            295
Cost and expenses:
  Lease operating.........................................................         --        2,146        5,031             --
  Oil and gas production taxes............................................         --          456        1,077             11(4)
  Depreciation, depletion, and amortization...............................        870(1)     4,019        9,252             63(4)
                                                                                                                         1,871(5)
  Provision for impairment of oil and gas properties......................         --           --        2,300             --
  Abandoned merger and note offering expenses.............................         --           --          752             --
  General and administrative..............................................         --        1,635        3,442           (105)(6)
                                                                                                                           137(7)
                                                                              -------      -------      -------        -------
                                                                                  870        8,256       21,854          1,977
                                                                              -------      -------      -------        -------
Operating income (loss)...................................................       (870)         998       (2,613)        (1,682)
Interest expense:
  Stockholder.............................................................         --           --         (447)           350(6)
  Others..................................................................       (278)(2)   (1,310)      (3,513)        (1,240)(6)
Gain (loss) on securities.................................................         --          221           --             --
Interest income and other.................................................         --           91          370             --
                                                                              -------      -------      -------        -------
Income (loss) before income taxes and extraordinary item..................     (1,148)          --       (6,203)        (2,572)
Income tax benefit........................................................         --           --        1,744            900(8)
                                                                              -------      -------      -------        -------
Income (loss) before extraordinary item...................................    $(1,148)     $    --      $(4,459)       $(1,672)
                                                                              =======      =======      =======        =======
Loss per common share before extraordinary item...........................                 $ (0.06)(3)  $  (0.36)
                                                                                           =======      =======
Weighted average number of common and common equivalent shares
  outstanding.............................................................      1,065(3)    11,767       12,345          8,702(9)
                                                                              =======      =======      =======        =======


                                                                              PRO
                                                                             FORMA
                                                                            -------
Revenues:
  Oil and gas sales.......................................................  $26,011
  Well operator and management fees:
    Related parties.......................................................      308
    Others................................................................    2,471
                                                                            -------
                                                                             28,790
Cost and expenses:
  Lease operating.........................................................    7,177
  Oil and gas production taxes............................................    1,544
  Depreciation, depletion, and amortization...............................
                                                                             15,205
  Provision for impairment of oil and gas properties......................    2,300
  Abandoned merger and note offering expenses.............................      752
  General and administrative..............................................
                                                                              5,109
                                                                            -------
                                                                             32,087
                                                                            -------
Operating income (loss)...................................................   (3,297)
Interest expense:
  Stockholder.............................................................      (97)
  Others..................................................................   (6,063)
Gain (loss) on securities.................................................      221
Interest income and other.................................................      461
                                                                            -------
Income (loss) before income taxes and extraordinary item..................   (8,775)
Income tax benefit........................................................    2,644
                                                                            -------
Income (loss) before extraordinary item...................................  $(6,131)
                                                                            =======
Loss per common share before extraordinary item...........................  $ (0.22)(9)
                                                                            =======
Weighted average number of common and common equivalent shares
  outstanding.............................................................   32,814
                                                                            =======

  See accompanying notes to pro forma combined condensed financial statements.

                          NATIONAL ENERGY GROUP, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                     NEG ACQUISITIONS
                                                                                        -------------------------------------------
                                                                                            MUSTANG        OAK HILL        ENRON
                                                                                        ISLAND INTEREST    INTEREST      INTEREST
                                                                                         THREE MONTHS     FIVE MONTHS   FIVE MONTHS
                                                                              NEG       ENDED MARCH 31,    ENDED MAY     ENDED MAY
                                                                           HISTORICAL        1995          31, 1995      31, 1995
                                                                           ----------   ---------------   -----------   -----------
Revenues:
  Oil and gas sales.......................................................   $2,654           $127            $868          $401
  Well operator and management fees:
    Related parties.......................................................       --             --              --            --
    Others................................................................       --             --              --            --
                                                                             ------           ----            ----          ----
                                                                              2,654            127             868           401
Cost and expenses:
  Lease operating.........................................................      713             57             212           145
  Oil and gas production taxes............................................      149              7               3            30
  Depreciation, depletion, and amortization...............................      875             --              --            --
  Abandoned merger and note offering expenses.............................       --             --              --            --
  General and administrative..............................................      524             --              --            --
                                                                             ------           ----            ----          ----
                                                                              2,261             64             215           175
                                                                             ------           ----            ----          ----
Operating income (loss)...................................................      393             63             653           226
Interest expense:
  Stockholder.............................................................       --             --              --            --
  Others..................................................................     (329)            --              --            --
Gain (loss) on securities.................................................      224             --              --            --
Interest income and other.................................................       49             --              --            --
                                                                             ------           ----            ----          ----
Income (loss) before income taxes and extraordinary item..................      337             63             653           226
Income tax benefit........................................................       --             --              --            --
                                                                             ------           ----            ----          ----
Income (loss) before extraordinary item...................................   $  337           $ 63            $653          $226
                                                                             ======           ====            ====          ====
Loss per common share before extraordinary item...........................   $(0.01)
                                                                             ======
Weighted average number of common and common equivalent shares
  outstanding.............................................................    9,525
                                                                             ======


                                                                                                                     PRO FORMA
                                                                                                                    ADJUSTMENTS
                                                                                                                   FOR THE MERGER
                                                                             PRO FORMA       NEG        NEG-OK      AND RELATED
                                                                            ADJUSTMENTS   PRO FORMA   HISTORICAL    TRANSACTIONS
                                                                            -----------   ---------   ----------   --------------
Revenues:
  Oil and gas sales.......................................................    $    --      $ 4,050      $ 9,090        $    79(4)
  Well operator and management fees:
    Related parties.......................................................         --           --          145             --
    Others................................................................         --           --        1,269             64(7)
                                                                              -------      -------      -------        -------
                                                                                   --        4,050       10,504            143
Cost and expenses:
  Lease operating.........................................................         --        1,127        2,762             --
  Oil and gas production taxes............................................         --          189          558              6(4)
  Depreciation, depletion, and amortization...............................        870(1)     1,745        4,369             38(4)
                                                                                                                         1,792(5)
  Abandoned merger and note offering expenses.............................         --           --          300             --
  General and administrative..............................................         --          524        1,721             64(4)
                                                                              -------      -------      -------        -------
                                                                                  870        3,585        9,710          1,900
                                                                              -------      -------      -------        -------
Operating income (loss)...................................................       (870)         465          794         (1,757)
Interest expense:
  Stockholder.............................................................         --           --         (248)           200(6)
  Others..................................................................       (278)(2)     (607)      (1,735)        (1,021)(6)
Gain (loss) on securities.................................................         --          224           --             --
Interest income and other.................................................         --           49          151             --
                                                                              -------      -------      -------        -------
Income (loss) before income taxes and extraordinary item..................     (1,148)         131       (1,038)        (2,578)
Income tax benefit........................................................         --           --          384            856(8)
                                                                              -------      -------      -------        -------
Income (loss) before extraordinary item...................................    $(1,148)     $   131      $  (654)       $(1,722)
                                                                              =======      =======      =======        =======
Loss per common share before extraordinary item...........................                 $ (0.02)(3)  $  (0.05)
                                                                                           =======      =======
Weighted average number of common and common equivalent shares
  outstanding.............................................................      1,065(3)    10,590       12,275          8,593(9)
                                                                              =======      =======      =======        =======


                                                                              PRO
                                                                             FORMA
                                                                            -------
Revenues:
  Oil and gas sales.......................................................  $13,219
  Well operator and management fees:
    Related parties.......................................................      145
    Others................................................................    1,333
                                                                            -------
                                                                             14,697
Cost and expenses:
  Lease operating.........................................................    3,889
  Oil and gas production taxes............................................      753
  Depreciation, depletion, and amortization...............................
                                                                              7,944
  Abandoned merger and note offering expenses.............................      300
  General and administrative..............................................    2,309
                                                                            -------
                                                                             15,195
                                                                            -------
Operating income (loss)...................................................     (498)
Interest expense:
  Stockholder.............................................................      (48)
  Others..................................................................   (3,363)
Gain (loss) on securities.................................................      224
Interest income and other.................................................      200
                                                                            -------
Income (loss) before income taxes and extraordinary item..................   (3,485)
Income tax benefit........................................................    1,240
                                                                            -------
Income (loss) before extraordinary item...................................  $(2,245)
                                                                            =======
Loss per common share before extraordinary item...........................  $ (0.09)(9)
                                                                            =======
Weighted average number of common and common equivalent shares
  outstanding.............................................................   31,458
                                                                            =======

  See accompanying notes to pro forma combined condensed financial statements.

                          NATIONAL ENERGY GROUP, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  PRO FORMA
                                                                                 ADJUSTMENTS
                                                                                FOR THE MERGER
                                                         NEG         NEG-OK      AND RELATED        PRO
                                                      HISTORICAL   HISTORICAL    TRANSACTIONS      FORMA
                                                      ----------   ----------   --------------    -------
Revenues:
  Oil and gas sales.................................    $7,691       $ 9,262        $  (87)(4)    $16,866
  Well operator and management fees:
     Related parties................................        --           104            --            104
     Others.........................................        --           868        $   99(7)         967
                                                        ------       -------        ------        -------
                                                         7,691        10,234            12         17,937
Cost and expenses:
  Lease operating...................................     1,201         1,841            --          3,042
  Oil and gas production taxes......................       393           568            (6)(4)        955
  Depreciation, depletion, and amortization.........     3,205         4,261           (40)(4)      7,551
                                                                                       125(5)
  General and administrative........................       948         1,290            99(7)       2,337
                                                        ------       -------        ------        -------
                                                         5,747         7,960           178         13,885
                                                        ------       -------        ------        -------
Operating income....................................     1,944         2,274          (166)         4,052
Interest expense:
  Stockholder.......................................        --          (197)          150(6)         (47)
  Others............................................      (976)       (1,732)          392(6)      (2,316)
Gain (loss) on securities...........................      (128)           --            --           (128)
Interest income and other...........................        29           275            --            304
                                                        ------       -------        ------        -------
Income before income taxes..........................       869           620           376          1,865
Provision for income taxes..........................        --          (211)         (435)          (646)
                                                        ------       -------        ------        -------
Net income..........................................    $  869       $   409        $  (59)       $ 1,219
                                                        ======       =======        ======        =======
Income per common share.............................    $ 0.03       $  0.03                      $  0.02(9)
                                                        ======       =======                      =======
Weighted average number of common and common
  equivalent shares outstanding.....................    12,072        12,501        15,634(9)      40,207
                                                        ======       =======        ======        =======

  See accompanying notes to pro forma combined condensed financial statements.

                          NATIONAL ENERGY GROUP, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                                              PRO FORMA
                                                                                             ADJUSTMENTS
                                                                                               FOR THE
                                                                                              MERGER AND
                                                                      NEG         NEG-OK       RELATED
                                                                   HISTORICAL   HISTORICAL   TRANSACTIONS       PRO FORMA
                                                                   ----------   ----------   ------------       ---------
Current assets:
  Cash and cash equivalents......................................    $    79      $ 1,572      $ 15,000(10)
                                                                                                 64,337(11)
                                                                                                                $ 10,680
                                                                                                 (3,237)(12)
                                                                                                (67,071)(13)
  Marketable securities..........................................         42           --            --               42
  Accounts receivable............................................      2,475        4,338          (142)(14)       6,671
  Prospect inventory held for resale                                   1,300           --            --            1,300
  Other..........................................................      1,961          653            --            2,614
                                                                     -------      -------      --------         --------
Total current assets.............................................      5,857        6,563         8,887           21,307
Investment in NEG-OK.............................................         --           --        69,314(12)           --
                                                                                                (69,314)(15)
Oil and gas properties
  Proved.........................................................     45,409      132,394        (1,456)(14)
                                                                                                 56,158(15)
                                                                                                                 135,922
                                                                                                (53,014)(15)
                                                                                                (43,569)(16)
  Unproved.......................................................      2,926          803         4,000(15)        7,729
                                                                     -------      -------      --------         --------
                                                                      48,335      133,197       (37,881)         143,651
  Accumulated depletion, depreciation and amortization...........      8,522       53,014       (53,014)(15)       8,522
                                                                     -------      -------      --------         --------
Net oil and gas properties.......................................     39,813       80,183        15,133          135,129
Other property and equipment.....................................        889        2,031        (1,055)(15)       1,865
  Accumulated depreciation.......................................        273        1,055        (1,055)(15)         273
                                                                     -------      -------      --------         --------
                                                                         616          976            --            1,592
Other assets.....................................................      1,425        1,932           663(11)
                                                                                                 (1,074)(12)
                                                                                                   (607)(13)       1,145
                                                                                                   (999)(14)
                                                                                                   (195)(15)
                                                                     -------      -------      --------         --------
Total assets.....................................................    $47,711      $89,654      $ 21,808         $159,173
                                                                     =======      =======      ========         ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...............................................    $ 4,223      $ 3,633      $     --         $  7,856
  Gas balancing, deferred revenue and oil and gas proceeds.......      1,514        5,038        (1,181)(14)       5,371
  Note payable and current portion of long-
    term debt....................................................      5,780        6,212        17,000(11)
                                                                                                                  17,012
                                                                                                (11,980)(16)
                                                                     -------      -------      --------         --------
Total current liabilities........................................     11,517       14,883         3,839           30,239
Long-term debt, less current portion.............................     17,090       39,407        48,000(11)       49,406
                                                                                                (55,091)(13)
Noncurrent gas balancing, gas prepayments and other noncurrent
  liabilities....................................................         17        2,875           302(15)        3,194
Deferred income taxes............................................         --        1,267        21,055(15)
                                                                                                                   7,073
                                                                                                (15,249)(16)
Stockholders' equity:
  Convertible preferred stock....................................         93           --           150(10)          243
  Common stock...................................................        121          374           213(12)
                                                                                                                     334
                                                                                                   (374)(15)
  Additional paid-in capital.....................................     22,129       40,447        14,850(10)
                                                                                                 64,813(12)      101,792
                                                                                                (40,447)(15)
  Unrealized gain (loss) on available-for-sale securities, net...         22           --           (23)(12)          (1 )
  Deficit........................................................     (3,278)      (9,599)         (607)(13)
                                                                                                 (1,416)(14)
                                                                                                                 (33,107 )
                                                                                                 10,113(15)
                                                                                                (28,320)(16)
                                                                     -------      -------      --------         --------
Total stockholders' equity.......................................     19,087       31,222        18,952           69,261
                                                                     -------      -------      --------         --------
Total liabilities and stockholders' equity.......................    $47,711      $89,654      $ 21,808         $159,173
                                                                     =======      =======      ========         ========
Shares of common stock outstanding...............................     12,117       12,466         8,849(9)        33,432
                                                                     =======      =======      ========         ========

  See accompanying notes to pro forma combined condensed financial statements.

                          NATIONAL ENERGY GROUP, INC.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A -- PRO FORMA ADJUSTMENTS FOR THE NEG ACQUISITIONS

     In April 1995, the Company acquired a producing oil and gas property in the Mustang Island Field in offshore Nueces County, Texas ("Mustang Island Interest") from Sierra Mineral Development, L.C. and LLOG Production Company (the Company assumed Sierra Mineral's contractual rights and obligations with LLOG). In June 1995, the Company completed the acquisition of producing gas properties in the Oak Hill Field in Rusk County, Texas ("Oak Hill Interest") from Sierra 1994 I Limited Partnership ("Sierra"). In June 1995, the Company also completed the acquisition of producing oil and gas properties in Eddy County, New Mexico, from Enron Oil and Gas Company ("Enron Interest"). Collectively, these properties are referred to as the NEG Acquisitions.

     The consideration given for the acquisition of the Mustang Island Interest consisted on $900,000 in cash and 352,500 shares of the Company's Common Stock. The Company funded the cash portion of the Mustang Island acquisition with available cash balances. The consideration paid by the Company to Sierra for the Oak Hill Interest consisted of $7.2 million in cash, 612,311 shares of the Company's Common Stock and warrants to purchase 200,000 shares of the Company's Common Stock at a price per share of $2.00. The cash portion of the acquisition was funded primarily by the Company's existing reducing, revolving credit facility with Bank One, Texas, N.A. ("Bank One"). The consideration given for the acquisition of the Enron Interest was approximately $2.1 million in cash. This acquisition was funded by borrowings under the Company's existing credit facility with Bank One and available cash balances.

     The results of operations of the NEG Acquisitions are included in the historical results of operations of the Company for periods subsequent to their respective dates of acquisition. The accompanying Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1995 have been prepared as if the NEG Acquisitions had occurred on January 1, 1995, and reflect the following adjustments:

          (1) To adjust depletion, depreciation, and amortization to reflect the effect of the NEG Acquisitions. Depletion, depreciation, and amortization of the oil and gas properties is computed using the unit-of-production method.

          (2) To adjust interest expense to reflect $9.3 million additional borrowings under the Company's existing credit facility with Bank One directly related to the acquisition of the Oak Hill interest and the Enron Interest. The adjustment was computed using the actual interest rate applicable to borrowings under such agreement during the periods presented. The acquisition of the Mustang Island Interest was funded with available cash balances.

          (3) To adjust the weighted average number of common shares outstanding for shares of the Company's Common Stock issued as a result of the acquisition of the Mustang Island Interest and the Oak Hill Interest and to reduce Texas Gas Fund I's NPI interest in the GAU. The loss per common share is computed by dividing the net loss, adjusted for preferred stock dividend requirements of $735,000 for the year ended December 31, 1995 and $368,000 for the six months ended June 30, 1995, by the pro forma weighted average common shares outstanding.

NOTE B -- PRO FORMA ADJUSTMENTS FOR THE MERGER AND RELATED TRANSACTIONS

     On June 6, 1996, shareholders of the Company and NEG-OK entered into the Merger Agreement whereby NEG-OK was merged with a newly formed wholly owned subsidiary of the Company. The Merger has been accounted for using the purchase method of accounting. In completing the Merger, the Company issued approximately
21.1 million shares of Common Stock in exchange for all of the issued and outstanding NEG-OK common stock, based on the exchange ratio of 1.7 shares of the Company's Common Stock for

                          NATIONAL ENERGY GROUP, INC.

each outstanding share of NEG-OK common stock and the number of shares of NEG-OK Common Stock outstanding at the Effective Time of the Merger.

     The Company will incur substantial costs related to the Merger. The investment banking, legal, accounting, printing, mailing and similar expenses are expected to be approximately $3.4 million, of which $1.4 million consists of the estimated fair value of the Company's Common Stock and warrants to purchase the Company's Common Stock to be issued to investment advisors. Other costs of integrating operations of the two companies, including employee severance and benefits; duplicate facilities and equipment; and integration of management information and accounting systems and other functions of the Company and NEG-OK are expected to be approximately $2.0 million. Such costs will be accrued and included as a cost of the Merger.

     The accompanying Pro Forma Combined Condensed Statements of Operations reflect the following adjustments for the Merger:

          (4) To conform NEG-OK's method of accounting for natural gas imbalances with the method utilized by the Company.

          (5) To adjust depletion, depreciation, and amortization to reflect the Company's purchase price allocated to property and equipment using the unit of production method utilized by the Company. The pro forma results of operations exclude a noncash writedown of oil and gas properties which is estimated to be approximately $28.3 million as of June 30, 1996 in accordance with the full cost method of accounting. See Note 16 of Notes to pro forma combined condensed financial statements.

          (6) To adjust interest expense and amortization of loan origination costs to reflect $65.0 million of initial borrowings under the New Credit Facility and repayment of $67.1 million of borrowings under the existing credit facilities of the Company and NEG-OK. The calculation of interest expense assumes repayment of the initial borrowings beginning in January 1995 in accordance with the terms of the New Credit Facility. The interest on borrowings under the New Credit Facility was computed using the applicable bank base rate in effect during the periods presented. An increase of .125% in the assumed interest rate would increase pro forma interest expense by $78,000, $42,000 and $20,000 for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996, respectively.

          (7) To reclassify overhead charges billed to working interest owners by the Company.

          (8) To adjust the provision for income taxes for the change in financial taxable income as a result of entries (4), (5) and (6).

          (9) To reflect the issuance of 100,000 shares of the Company's Series D Preferred and 50,000 shares of the Company's Series E Preferred pursuant to the Equity Private Placement and the incremental effect of the issuance of shares of the Company's Common Stock pursuant to the Merger, including 122,324 shares issued for services provided by investment advisors. Pro forma net income (loss) per common share information is computed by dividing net income (loss), adjusted for preferred stock dividend requirements of $945,000 for the year ended December 31, 1995 and $472,500 for the six months ended June 30, 1995 and 1996 by the pro forma weighted average common and common equivalent shares outstanding. Shares issuable upon exercise of options and warrants and upon the conversion of preferred stock are included in the computations of pro forma income per common and common equivalent share if the effect is dilutive.

          The accompanying Pro Forma Combined Balance Sheet as of June 30, 1996 has been prepared as if the Merger had occurred on that date and includes the following adjustments:

          (10) To record the issuance of 100,000 shares of the Company's Series D Preferred, 50,000 shares of the Company's Series E Preferred and immediately exercisable warrants to purchase 1,050,000 shares of

                          NATIONAL ENERGY GROUP, INC.

     the Company's Common Stock for $2.50 per share for an aggregate consideration of $15.0 million in cash pursuant to the Equity Private Placement. In connection with this transaction, the Company also issued warrants for 300,000 shares of the Company's Common Stock at an exercise price equal to $2 7/8 to certain investment advisors. On a pro forma basis, there would be 33.3 million shares of the Company's Common Stock and 242,500 shares of the Company's Preferred Stock outstanding as of June 30, 1996.

          (11) To record borrowings of $65.0 million under the New Credit Facility and related loan costs of $663,000.

          (12) To record NEG's cost of acquiring NEG-OK (in thousands):

    Estimated fair value of 21.1 million shares NEG Common Stock issued......    $63,261
    Cost of 105,740 shares of NEG-OK common stock owned by the Company.......        288
    NEG-OK stock options and warrants assumed................................        443
    Estimated fair value of 122,324 shares of the Company's Common Stock and
      800,000 warrants issued for services provided by investment advisors...      1,322
    Other investment advisor, legal, accounting and professional fees........      2,000
    Other merger related costs...............................................      2,000
                                                                                 -------
                                                                                 $69,314
                                                                                 =======

          The fair value of the securities to be issued in connection with the Merger has been calculated using the price of the Company's Common Stock at the time the Merger was announced to the public of $3.00 per share.

          (13) To record repayment of borrowings under existing credit facilities of the Company and NEG-OK and to write off the unamortized balance of related loan origination costs. Such write off is not reflected in the pro forma combined condensed statement of operations for the six months ended June 30, 1995 and for the year ended December 31, 1995, because it will be an extraordinary item.

          (14) To conform NEG-OK's method of accounting for natural gas imbalances with the method utilized by the Company.

          (15) To adjust assets and liabilities under the purchase method of accounting based on the Company's purchase price. The Company's purchase price has been allocated to the consolidated assets and liabilities of NEG-OK based on preliminary estimates of fair values with the remaining purchase price allocated to proved oil and gas properties. No goodwill has been recorded in this transaction. The information presented herein may differ from the actual purchase price allocation.

     The preliminary allocation of the purchase price included in the pro forma balance sheet is summarized as follows: (in thousands)

                Working capital (deficit) assumed, excluding
                  current portion of long-term debt...............  $ (1,069)
                Oil and gas properties:
                  Proved..........................................   135,538
                  Unproved........................................     4,803
                Other property and equipment......................       976
                Other noncurrent assets...........................       184
                Long-term debt assumed and refinanced.............   (45,619)
                Other noncurrent liabilities assumed..............    (3,177)
                Deferred income taxes.............................   (22,322)
                                                                    --------
                                                                    $ 69,314
                                                                    ========

                          NATIONAL ENERGY GROUP, INC.

          (16) To adjust the carrying value of proved oil and gas properties pursuant to the full cost method of accounting. Under the full cost method of accounting, the carrying value of oil and gas properties (net of related deferred taxes) is generally not permitted to exceed the sum of the present value (10% discount rate) of estimated future net cash flows from proved reserves, based on current prices and costs, plus the lower of cost or estimated fair value of unproved properties (the "cost center ceiling"). Based upon the pro forma combined cost center ceiling at June 30, 1996 and the preliminary allocation of the Company's purchase price, the purchase price allocated to oil and gas properties (net of related deferred taxes) is estimated to be in excess of the cost center ceiling by approximately $28.3 million, net of related deferred income taxes using oil and natural gas prices being received by the Company and NEG-OK at June 30, 1996 of $20.88 per bbl and $2.25 per Mcf, respectively. The actual amount of the writedown will depend upon the final allocation of the purchase price and the future product prices and will be charged to expense in the third quarter of 1996, the period in which the Merger was consummated.

NOTE D -- PRO FORMA COMBINED SUPPLEMENTAL OIL AND GAS RESERVE AND STANDARDIZED
          MEASURE INFORMATION

     The following is a summary of the pro forma combined quantities of proved reserves prepared by combining the historical information of the Company and NEG-OK, derived from estimates prepared by the Company's and NEG-OK's respective independent engineers, adjusted for the NEG Acquisitions and conforming Alexander's method of accounting for natural gas imbalances to the method utilized by the Company. See the historical financial statements of the Company and NEG-OK, contained elsewhere herein.

                                                                         OIL         GAS
                                                                        (MBBL)     (MMCF)
                                                                        ------     -------
                                                                          (IN THOUSANDS)
    December 31, 1994.................................................   9,266     185,808
      Purchases of reserves in place..................................      21         360
      Sales of minerals in place......................................    (374)     (4,384)
      Extensions, discoveries, and other additions....................      78       2,042
      Revisions of previous estimates.................................  (2,287)    (43,789)
      Production......................................................    (475)    (11,830)
                                                                        ------     -------
    December 31, 1995.................................................   6,229     128,207
                                                                        ======     =======
    June 30, 1996.....................................................   5,985     122,861
                                                                        ======     =======
    Proved developed reserves:
      December 31, 1994...............................................   3,395     106,375
      December 31, 1995...............................................   2,848      78,270
      June 30, 1996...................................................   2,600      72,792

     The following is a summary of the pro forma combined standardized measure of discounted net cash flows related to the proved crude oil and natural gas reserves of the Company and NEG-OK. For these calculations, estimated future cash flows from estimated future production of proved reserves were computed using crude oil and natural gas prices as of the end of each period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases and costs were not escalated for the future. Estimated future income tax expenses were calculated by applying future statutory tax rates (based on the current tax law adjusted for permanent differences and tax credits) to the estimated future pretax net cash flows related to proved crude oil and natural gas reserves, less the tax basis of the properties involved.

                          NATIONAL ENERGY GROUP, INC.

     The Company cautions against using this data to determine the fair value of its crude oil and natural gas properties. To obtain the best estimate of fair value of the crude oil and natural gas properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production that impair the usefulness of the data.

     The pro forma combined standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves is summarized as follows (in thousands):

    December 31, 1995:
      Future cash inflows...................................................   $  365,666
      Future production and development costs...............................     (164,952)
      Future income tax expense.............................................      (28,792)
                                                                               ----------
      Future net cash flows.................................................      171,922
      10% annual discount for estimated timing of cash flows................      (57,732)
                                                                               ----------
      Standardized measure of discounted future net cash flows..............   $  114,190
                                                                               ==========
    June 30, 1996
      Standardized measure of discounted future net cash flows..............   $  120,327
                                                                               ==========

     The following are the principal sources of change in the pro forma combined standardized measure of discounted future net cash flows (in thousands):

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1995
                                                                              ------------
    Balance at beginning of year............................................    $132,972
    Sales and transfers of oil and gas produced, net of production costs....     (17,302)
    Net changes in prices and production cost...............................      21,593
    Purchases of reserves in place..........................................         400
    Extensions and discoveries, less related costs..........................       2,394
    Revisions of previous quantity estimates................................     (47,028)
    Sales of reserves in place..............................................      (3,723)
    Accretion of discount...................................................      10,275
    Previously estimated development costs incurred during the year and
      change future development costs.......................................       2,681
    Net change in income taxes..............................................      13,465
    Change in production rates and other....................................      (1,537)
                                                                                --------
    Net change..............................................................     (18,782)
                                                                                --------
    Balance at end of year..................................................    $114,190
                                                                                ========

                                 EXHIBIT INDEX


         EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBIT
         ------                            ----------------------
         2.1              Agreement and Plan of Merger dated as of June 6, 1996
                          by and among the Registrant, NEG-OK and Alexande(1)

         2.2 First Amendment to Agreement and Plan of Merger dated as of June 20, 1996 by and among the Registrant, NEG-OK and Alexander(1)

         2.3              Mutual Waiver Agreement dated as of August 29, 1996
                          by and among the Registrant, NEG-OK and Alexande(2)

         3.1              Certificate of Incorporation of the Registrant, which
                          includes the Certificate of Incorporation of the
                          Registrant filed with the Secretary of State of
                          Delaware on November 20, 199(3), the Certificate of
                          Elimination of the Redeemable Convertible Preferred
                          Stock, Series A of the Registrant, filed with the
                          office of the Secretary of State of the State of
                          Delaware on June 2, 199(2), the Certificate of
                          Amendment of Certificate of Incorporation of the
                          Registrant, filed herewith as Exhibit 3.2, the
                          Certificate of Designations of the Registrant of 10%
                          Cumulative Convertible Preferred Stock, Series (4),
                          the Certificate of Designations of the Registrant of
                          10-1/2% Cumulative Convertible Preferred Stock,
                          Series C(5), the Certificate of Designations of the
                          Registrant of Convertible Preferred Stock, Series D,
                          filed herewith as Exhibit 4.1, and the Certificate of
                          Designations of the Registrant of Convertible
                          Preferred Stock, Series E, filed herewith as Exhibit
                          4.2

         3.2              Certificate of Amendment of Certificate of
                          Incorporation of the Registrant, filed with the office of the Secretary of State of the State of Delaware on August 29, 199(2)

         4.1 Certificate of Designations of the Registrant of Convertible Preferred Stock, Series D(2)

         4.2 Certificate of Designations of the Registrant of Convertible Preferred Stock, Series E(2)

         4.3 Note Agreement dated as of April 25, 1989, by and among AEJH 1989 Limited Partnership, Alexander and
                          John Hancock Mutual Life Insurance (10 1/2% Senior
                          Secured Notes(6)

         4.4              Letter dated August 29, 1996 between Alexander and
                          John Hancock Mutual Life Insurance Company relating to the payment of the 1989 Note(2)

         4.5              Specimen Common Stock Certificate(7)

         10.29 Prudential Securities Incorporated Warrant to purchase 100,000 Shares of Common Stock, dated August
                          29, 1996(2)

         10.30            Gaines Berland, Inc. Warrant to purchase 300,000
                          Shares of Common Stock, dated August 29, 199(2)

         10.31            Gaines Berland, Inc. Warrant to purchase 700,000
                          Shares of Common Stock, dated August 29, 199(2)

         10.34 Stock Purchase Agreement dated August 7, 1996 between the Registrant and High River Limited Partnershi(1)

         10.35            High River Limited Partnership Warrant to purchase
                          700,000 Shares of Common Stock, dated August 29,
                          1996(2)

         10.36 Stock Purchase Agreement dated as of August 26, 1996, between the Registrant and Foremost Insurance
                          Company, Arbco Associates, L.P., Kayne, Anderson
                          Nontraditional Investments L.P., Offense Group
                          Associates, L.P., Topa Insurance Company and Kayne,
                          Anderson Offshore Limited (the "Series E
                          Investors")(2)

         10.37 Form of Series E Investors' Warrants to purchase an aggregate 350,000 Shares of Common Stock, dated
                          August 29, 1996(2)

         10.38 Agreement dated as of August 29, 1996 by and between the Registrant and Prudential Securities
                          Incorporate(2)

         10.39 Certificate of Merger with respect to the merger of Alexander with and into NEG-OK, filed with the offices of the Secretary of State of the State of Delaware and the Secretary of State of the State of Oklahoma on August 29, 199(2)

         10.40            Restated Loan Agreement dated August 29, 1996 among
                          Bank One and Credit Lyonnais and the Registrant,
                          NEG-OK and Boome(2)

         10.41            $50,000,000 Revolving Note dated August 29, 1996
                          payable to Bank One(2)

         10.42            $50,000,000 Revolving Note dated August 29, 1996
                          payable to Credit Lyonnais(2)

         10.43            $2,500,000 Term Note dated August 29, 1996 payable to
                          Bank One(2)

         10.44            $2,500,000 Term Note dated August 29, 1996 payable to
                          Credit Lyonnais(2)

         10.45            Unlimited Guaranty of NEG-OK dated August 29, 1996
                          for the benefit of Bank One(2)

         10.46            Unlimited Guaranty of NEG-OK, dated August 29, 1996
                          for the benefit of Credit Lyonnais(2)

         10.47            Unlimited Guaranty of Boomer dated August 29, 1996
                          for the benefit of Bank One(2)

         10.48            Unlimited Guaranty of Boomer dated August 29, 1996
                          for the benefit of Credit Lyonnais(2)

         10.49            Form of Deeds of Trust, Mortgages, Security
                          Agreements, Assignments of Production and Financing
                          Statements covering oil and gas properties of the Registrant and NEG-OK, dated August 29, 199(2)

         10.50 Sale and Purchase Agreement dated September 26, 1994 by and among JMC Exploration, Inc., Ted Bowman, Chris
                          Webb and John Abrahamson and Alexande(8)

         10.51            First Amendment to Sale and Purchase Agreement dated
                          October 26, 1994 by and among JMC Exploration, Inc.,
                          Ted Bowman, Chris Webb and John Abrahamson and
                          Alexande(8)

         10.52            Alexander Energy Corporation 1986 Incentive Stock
                          Option Plan, as amended(9)

         10.53            Alexander Energy Corporation 1993 Stock Option
                          Plan(10)

         10.54            Agreement of Limited Partnership of AEJH 1985 Limited
                          Partnership by and between Alexander and John Hancock
                          Mutual Life Insurance Company, together with all amendments theret(11)

         10.55            Agreement of Limited Partnership of AEJH 1987 Limited
                          Partnership by and between Alexander and John Hancock
                          Mutual Life Insurance Company, together with all amendments theret(11)

         10.56            Agreement of Limited Partnership of AEJH 1989 Limited
                          Partnership by and between Alexander and John Hancock
                          Mutual Life Insurance Company dated April 25, 198(6)

         10.57            Limited Partnership Agreement of Energy and
                          Environmental Services Limited Partnership dated May
                          15, 1991 by and between Energy and Environmental
                          Services, Inc., as general partner, and Alexander
                          Energy Corporation and REP, Inc., as limited partner(11)

         10.58            Warrant Purchase Agreement among Alexander, Hanifen,
                          Imhoff Inc. and The Principal/Eppler, Guerin &
                          Turner, Inc.(12)

         10.59            Purchase Option Agreement (warrants) between ANEC and
                          Gaines, Berland, Inc. dated September 14, 199(6)

         10.60            Form of Special Severance Agreements between
                          Alexander and the technical support staff of Alexander, currently in effect between NEG-OK and Cyndy Burris and John Christofferson, respectivel(6)

         10.61            Separation Policy of Alexander dated December 8,
                          1994(6)

         23.1             Consent of Ernst & Young LLP, independent auditors(2)

         23.2 Consent of Coopers & Lybrand L.L.P., independent accountants(2)

- ---------------
(1) Incorporated by reference to the Registrant's Amendment No. 1 to Registration Statement on Form S-4 (No. 333- 9045), dated August 7, 1996.

(2) Previously filed with the Registrant's Current Report on Form 8-K, which this Form 8-K/A No. 1 amends.

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-38331), dated April 23, 1991.

(4) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated June 17, 1994.

(5) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated July 17, 1995.

(6) Incorporated by reference to Alexander's Form 10-K for the fiscal year ended December 31, 1994.

(7)      Filed herewith.

(8) Incorporated by reference to Alexander's Current Report on Form 8-K, dated November 14, 1994.

(9) Incorporated by reference to Alexander's Registration Statement (No. 33-20425), dated March 22, 1988.

(10) Incorporated by reference to Alexander's Proxy Statement for the 1993 Annual Meeting of Stockholders.

(11) Incorporated by reference to Alexander's Form 10-K for the fiscal year ended December 31, 1991.

(12) Incorporated by reference to Alexander's Amendment No. 1 to Registration Statement (No. 33-57142), dated February 26, 1993.